Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

           In connection with the Annual Report on Form 11-K of Downey Savings and Loan Association, F.A. Employees’ Retirement and Savings Plan for the period ending December 31, 2003 and 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas E. Prince, Chief Financial Officer of Downey, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the net assets available for plan benefits of the Downey Savings and Loan Association, F.A. Employees’ Retirement and Savings Plan as of December 31, 2003 and 2002 and the changes in net assets available for plan benefits for the years then ended.

/s/ Thomas E. Prince

Date: June 25, 2004	Thomas E. Prince
Executive Vice President and Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act, as amended.

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